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                                                                Exhibit 10.30(d)

                              AMENDMENT NO. 3 TO
                             CONSULTING AGREEMENT

     THIS AMENDMENT NO. 3 TO CONSULTING AGREEMENT (the "Amendment") is made and entered into this 10th day of November, 1999, by and between ATMOS ENERGY CORPORATION, a Texas and Virginia corporation (the "Company"), and CHARLES K. VAUGHAN ("Consultant").

     WHEREAS, the Company and Consultant entered into that certain Consulting Agreement dated October 1, 1994, as amended by Amendment No. 1 to Consulting Agreement dated May 14, 1997 and Amendment No. 2 to Consulting Agreement dated August 12, 1998 (the "Agreement"); and

     WHEREAS, the Company and Consultant desire to amend the Agreement as set forth below and to extend the term thereof for an additional one-year period;

     NOW THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Paragraph 5 of the Agreement shall be deleted and replaced in its entirety by the following:

        5.1. Change in Control. Upon a "Change in Control" of the Company, all sums payable to Consultant over the course of the term of this Agreement shall instead be paid by Company to Consultant within ten days of a "Change in Control". A "Change in Control" of the Company shall be deemed to have occurred if:

          (a) Any "Person" (as defined in Section 5.2(a) below), other than (1) the Company or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Section 5.2(b)
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     below), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates) representing 33 1/3% or more of the combined voting power of the Company's then outstanding securities, or 33 1/3% or more of the then outstanding common stock of the Company, excluding any Person who becomes such a beneficial owner in connection with a transaction described in subparagraph (c)(1) below.

           (b) During any period of two consecutive years (the "Period"), individuals who at the beginning of the Period constitute the Board of Directors of the Company and any "new director" (as defined in Section 5.2(c) below) cease for any reason to constitute a majority of the Board of Directors.

           (c) There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, except if:

               (1) the merger or consolidation would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

               (2) the merger or consolidation is effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business)
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           representing 60% or more of the combined voting power of the
           Company's then outstanding securities;

           (d) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

        5.2. Definitions. For purposes of Section 5.1 above,

           (a) "Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") as modified and used in Sections 13(d) and 14(d) of the Exchange Act.

           (b) "Beneficial owner" shall have the meaning provided in Rule 13d-3 under the Exchange Act.

           (c) "New director" shall mean an individual whose election by the Company's Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the Period or whose election or nomination for election was previously so approved or recommended. However, "new director" shall not include a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation relating to the election of directors of the Company.

           (d) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

     2. Extension of Term. In accordance with Subparagraph 4(a) of the Agreement, the Company and the Consultant hereby agree to extend the term of the Agreement for an additional one-
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year period commencing on October 1, 2000 and ending September 30, 2001. The
Consultant's annual compensation during such year shall be $130,000 to be paid in equal semi-annual installments on October 1, 2000 and April 1, 2001.

     3. No Other Amendment. Except as expressly amended hereby, all of the other terms, provisions, and conditions of the Agreement are hereby ratified and confirmed and shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Agreement, the terms and provisions of the Agreement shall control. This Amendment shall be deemed a part of, and is hereby incorporated into the Agreement. The Agreement and any and all other documents heretofore, now, or hereafter executed and delivered pursuant to the terms of the Agreement are hereby amended so that any reference to the Agreement shall mean a reference to the Agreement as amended hereby.

     4. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Texas.

     5. Counterparts. This Amendment may be executed in counterparts, each of which will be an original, but all of which together will constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date and year first above written.

                                        COMPANY

                                        ATMOS ENERGY CORPORATION

                                        By: /s/ ROBERT W. BEST
                                            ---------------------------------
                                            Robert W. Best
                                            Chairman, President and
                                            Chief Executive Officer

                                        CONSULTANT

                                        /s/ CHARLES K. VAUGHAN
                                        -------------------------------------
                                        CHARLES K. VAUGHAN